Exhibit 5.1

Skadden, Arps, Slate, Meagher & Flom LLP
333 West Wacker Drive
Chicago, IL  60606

October 30, 2008

The Middleby Corporation
1400 Toastmaster Drive
Elgin, Illinois  60120

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to The Middleby Corporation, a Delaware corporation (the “Company”), and are delivering this opinion in connection with the Registration Statement on Form S-4 (together with all exhibits thereto, the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof for the purpose of registering under the Securities Act of 1933, as amended (the “Act”), shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of the Company, issuable upon consummation of the merger (the “Merger”) of TurboChef Technologies, Inc., a Delaware corporation (“TurboChef”), with and into Chef Acquisition Corp., a Delaware corporation and a direct, wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to an agreement and plan of merger dated August 12, 2008, by and among the Company, Merger Sub and TurboChef (the “Merger Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, as filed with the Commission under the Act on the date hereof; (ii) the Merger Agreement; (iii) a specimen certificate representing the Common Stock; (iv) the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware; (v) the Certificate of Amendment to the Restated Certificate of Incorporation, as certified by the Secretary of State of the State of Delaware; (vi) the Second Amended and Restated By-laws of the Company, as certified by the Secretary of the Company; and (vii) resolutions of the Board of Directors of the Company, as certified by the Secretary of the Company, adopted August 10, 2008, relating to the approval of the Merger Agreement and the transactions contemplated thereby, including the issuance of the Shares, the filing of the Registration Statement and related matters.  We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement becomes effective under the Act, (ii) the Merger is completed in accordance with the Merger Agreement, and (iii) if issued in physical form, certificates representing the Shares have been duly executed by the duly authorized officers of the Company in accordance with applicable law or, if issued in book entry form, an appropriate account statement evidencing Shares credited to the recipient’s account maintained with the Company’s transfer agent for Common Stock has been issued by said transfer agent, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Skadden, Arps, Slate, Meager & Flom LLP

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